Exhibit 9*

Reconciliation of assets, liabilities, and equity of Japan Bank for International Cooperation as of March 31, 2015 and 2016, and reconciliation of net profit of Japan Bank for International Cooperation for the fiscal years ended March 31, 2015 and 2016, between accounting principles generally accepted in Japan (“Japanese GAAP”) and International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board, and non-GAAP financial information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles.*

*	The registrant has adopted Japanese GAAP for reporting purposes. Audited financial statements of Japan Bank for International Cooperation for the fiscal years ended March 31, 2015 and 2016 prepared on a basis consistent with IFRS are being disclosed for reference purposes in order to improve comparability with other issuers outside of Japan.

Reconciliation of assets, liabilities, and equity as of March 31, 2016

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	1,220,187	—	—	1,220,187		Cash and due from banks
	—	237,336	(62)	237,274	A	Derivative financial instrument assets
Securities	236,602	(84,500)	2,874	154,976	B, F	Securities
Loans	13,540,661	(119,355)	39,041	13,460,347	C, E	Loans and other receivables
	—	84,500	22,117	106,618	F	Equity method investments
Property and equipment	27,804	—	—	27,804		Property and equipment
Intangible assets	2,737	(2,737)	—	—
Other assets	256,188	(89,527)	—	166,661	A, C	Other assets
Customers’ liabilities for acceptances and guarantees	2,464,703	—	(2,464,703)	—	E
Allowance for loan losses	(168,262)	168,262	—	—	C

Total assets	17,580,622	193,979	(2,400,731)	15,373,870		Total assets

Liabilities						Liabilities
	—	569,343	902	570,245	A	Derivative financial instrument liabilities
Borrowed money	9,438,450	—	—	9,438,450		Borrowings
Bonds payable	2,668,558	—	314	2,668,872	D	Bonds payable
	—	—	76,710	76,710	E	Financial guarantee contracts
Provision for retirement benefits	7,090	(7,090)	—	—	G
Provision for directors’ retirement benefits	39	(39)	—	—	G
Other liabilities	528,890	(367,710)	(33,238)	127,941	A, G	Other liabilities
Provision for bonuses	516	(516)	—	—
Provision for directors’ bonuses	6	(6)	—	—
Acceptances and guarantees	2,464,703	—	(2,464,703)	—	E

Total liabilities	15,108,255	193,979	(2,420,014)	12,882,220		Total liabilities

Equity						Equity
Capital stock	1,391,000	—	—	1,391,000		Capital stock
Retained earnings	972,140	—	94,392	1,066,533		Retained earnings
	—	109,226	(75,110)	34,116	A	Other reserves
Valuation difference on available-for-sale securities	4,303	(4,303)	—	—
Deferred gains or losses on hedges	104,923	(104,923)	—	—

Total equity	2,472,367	—	19,282	2,491,649		Total equity

Total liabilities and equity	17,580,622	193,979	(2,400,731)	15,373,870		Total liabilities and equity

Reconciliation of assets, liabilities, and equity as of March 31, 2015

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	850,496	—	—	850,496		Cash and due from banks
	—	174,967	(20)	174,946	A	Derivative financial instrument assets
Securities	261,786	(85,313)	(2,715)	173,758	B, F	Securities
Loans	14,432,949	(71,027)	(4,735)	14,357,186	C, E	Loans and other receivables
	—	85,313	30,045	115,358	F	Equity method investments
Property and equipment	28,295	—	—	28,295		Property and equipment
Intangible assets	3,154	(3,154)	—	—
Other assets	430,297	(60,223)	—	370,073	A, C	Other assets
Customers’ liabilities for acceptances and guarantees	2,572,328	—	(2,572,328)	—	E
Allowance for loan losses	(115,492)	115,492	—	—	C

Total assets	18,463,816	156,053	(2,549,754)	16,070,115		Total assets

Liabilities						Liabilities
	—	989,798	1,363	991,161	A	Derivative financial instrument liabilities
Borrowed money	9,425,316	—	—	9,425,316		Borrowings
Bonds payable	3,049,490	—	9,009	3,058,499	D	Bonds payable
	—	—	84,708	84,708	E	Financial guarantee contracts
Provision for retirement benefits	6,395	(6,395)	—	—	G
Provision for directors’ retirement benefits	30	(30)	—	—	G
Other liabilities	949,227	(826,810)	(36,208)	86,208	A, G	Other liabilities
Provision for bonuses	500	(500)	—	—
Provision for directors’ bonuses	6	(6)	—	—
Acceptances and guarantees	2,572,328	—	(2,572,328)	—	E

Total liabilities	16,003,296	156,053	(2,513,456)	13,645,893		Total liabilities

Equity						Equity
Capital stock	1,391,000	—	—	1,391,000		Capital stock
Retained earnings	993,053	—	(7,886)	985,166		Retained earnings
	—	76,467	(28,412)	48,055	A	Other reserves
Valuation difference on available-for-sale securities	12,786	(12,786)	—	—
Deferred gains or losses on hedges	63,681	(63,681)	—	—

Total equity	2,460,520	—	(36,298)	2,424,222		Total equity

Total liabilities and equity	18,463,816	156,053	(2,549,754)	16,070,115		Total liabilities and equity

Reconciliation of net profit for the year ended March 31, 2016

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Interest income	213,806	(13,355)	16,141	216,592	C	Interest income
Interest expenses	123,779	—	(7,755)	116,024	D	Interest expense

				100,567		Net interest income

Fees and commissions	22,091	—	(7,567)	14,523	C	Fee and commission income
Fees and commissions payments	1,653	—	—	1,653		Fee and commission expense
	—	11,104	45,123	56,227	A	Net income from derivative financial instruments
	—	3,865	(157)	3,708		Net investment income
Gains on sales of stocks and other securities *1	1,890	(1,890)	—	—
	—	1,823	(105)	1,718		Other income
Other ordinary income	141	(141)	—	—
Other (income) *1	160	(160)	—	—
Extraordinary income	43	(43)	—	—

				74,524		Income other than interest income

				175,091		Total operating income

	—	52,770	(40,450)	12,320	B, C	Impairment losses on financial assets
Recoveries of written-off claims *1	0	(0)	—	—	C
Provision of allowance for loan losses *2	52,770	(52,770)	—	—	C

				162,771		Net operating income

General and administrative expenses	17,631	—	(897)	16,734	G	Operating expenses
	—	1,164	(280)	883	D	Other expenses
Other ordinary expenses	1,310	(1,310)	—	—
Losses on sales of stocks and other securities *2	130	(130)	—	—

				17,618		Total operating expenses

	—	436	—	436	F	Profits of equity method investments
Gain on investments in partnerships *1	1,914	(1,914)	—	—

Net income	42,772	—	102,817	145,589		Net profit

*1	The sum of these amounts is included in “Other income” in the income statement prepared under Japanese GAAP.

*2	The sum of these amounts is included in “Other expenses” in the income statement prepared under Japanese GAAP.

Reconciliation of net profit for the year ended March 31, 2015

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Interest income	192,973	(24,581)	4,718	173,110	C	Interest income
Interest expenses	116,076	—	(12,200)	103,876	D	Interest expense

				69,234		Net interest income

Fees and commissions	35,901	—	(22,389)	13,512	C	Fee and commission income
Fees and commissions payments	2,088	—	—	2,088		Fee and commission expense
	—	22,596	3,164	25,760	A	Net income from derivative financial instruments
	—	1,465	39	1,505		Net investment income
Gains on sales of stocks and other securities *	0	(0)	—	—
	—	7,286	(6,225)	1,060		Other income
Other ordinary income	4,100	(4,100)	—	—
Other (income) *	148	(148)	—	—
Extraordinary income	5,707	(5,707)	—	—

				39,749		Income other than interest income

				108,984		Total operating income
	—	(13,392)	216	(13,176)	B, C	Impairment losses (reversals) on financial assets
Recoveries of written-off claims *	101	(101)	—	—	C
Reversal of allowance for loan losses *	13,392	(13,392)	—	—	C

				122,160		Net operating income
General and administrative expenses	17,004	—	(7,019)	9,985	G	Operating expenses
	—	1,081	(662)	419	D	Other expenses
Other ordinary expenses	1,585	(1,585)	—	—
Extraordinary loss	16	(16)	—	—

				10,404		Total operating expenses

	—	13,405	—	13,405	F	Profits of equity method investments

Gain on investments in partnerships *	10,633	(10,633)	—	—

Net income	126,187	—	(1,026)	125,161		Net profit

*	The sum of these amounts is included in “Other income” in the income statement prepared under Japanese GAAP.

Notes to the reconciliation of assets, liabilities, and equity as of March 31, 2015 and 2016, and the reconciliation of net profit for the fiscal years ended March 31, 2015 and 2016

A.	Derivative financial instrument assets and liabilities

Under Japanese GAAP, derivative financial instrument assets are included in “Other assets” and derivative financial instrument liabilities are included in “Other liabilities.” Under IFRS, they are presented in a separate line item. In addition, derivative financial instrument assets and liabilities offset Japanese GAAP do not meet the offsetting criteria under IFRS; accordingly, they are presented on a gross basis in the statement of financial position.

Under IFRS, the fair value of derivative financial instrument assets and liabilities is determined using observable market data considering the counterparty’s and JBIC’s credit risk.

JBIC applies hedge accounting under Japanese GAAP but it is not applied under IFRS. For hedges in hedging relationships of types that qualify for hedge accounting under Japanese GAAP but that do not qualify under International Accounting Standards (“IAS”) 39 Financial Instruments: Recognition and Measurement, deferred gains or losses on hedges under Japanese GAAP have been transferred to retained earnings at the date of transition. Further, in respect of hedges that qualify for hedge accounting under Japanese GAAP but that do not meet the conditions for hedge accounting under IAS 39, JBIC discontinued hedge accounting in accordance with the following method for each hedge category:

i.	Cash flow hedges

Deferred gains or losses on hedges are recognized in profit or loss based on cash flows arising from the hedged transactions.

ii.	Fair value hedges

Deferred gains or losses on hedges under Japanese GAAP are transferred to retained earnings at the transition date, and the carrying amount of the hedged item is adjusted to the lower of the following. Such adjustments are recorded in retained earnings and then amortized using the effective interest method and recognized in profit or loss.

a.	the portion of the cumulative change in the fair value of the hedged item that reflects the designated hedged risk and was not recognized under Japanese GAAP; or

b.	the portion of the cumulative change in the fair value of the hedging instrument that reflects the designated risk and was either not recognized or deferred in the statement of financial position as an asset or a liability under Japanese GAAP.

B.	Securities

Under Japanese GAAP, investments in equity securities of affiliates are included in “Securities” but they are presented separately as “Equity method investments” under IFRS. See F. “Equity method investments” for differences in measurement methods.

Unlisted stocks included in securities are carried at cost under Japanese GAAP, but under IFRS, they are categorized as available-for-sale financial assets and measured, in principle, at fair value and the changes in fair value are recognized in other comprehensive income. Impairment losses are also recognized, as necessary.

Under Japanese GAAP, investments in partnerships included in securities are recognized at an amount equivalent to JBIC’s share of the net assets of the partnership, which is determined based on the most recent financial statements of the partnership available as of the reporting date as defined in the partnership agreement. Under IFRS, they are measured, in principle, at fair value and the changes in fair value are recognized in other comprehensive income. Impairment losses are also recognized, as necessary.

C.	Loans and other receivables

Under Japanese GAAP, accrued interest income on loans is included in “Other assets.” Under IFRS, it is presented in a separate line item under “Loans and other receivables.” Under IFRS, loans and other receivables are measured at fair value plus directly attributable transaction costs at initial recognition and subsequently measured at amortized cost using the effective interest method. Loan origination fees are amortized as part of the effective interest method when they are considered an integral part of originating the related loans.

Under Japanese GAAP, a general allowance for loan losses is recorded, in addition to a specific allowance for loan losses.

On the other hand, IFRS uses an incurred loss model and an impairment loss is recognized if, and only if, JBIC assesses at the reporting date that there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a loss event), and that loss event (or events) has an impact on the estimated cash flows of the financial asset or a group of financial assets that can be reliably estimated. Impairment losses in respect of a group of loans and other receivables that are collectively evaluated for impairment, such as impairment losses for incurred but not reported losses, are recognized on the basis of historical loss experience for assets with credit risk characteristics similar to those in the group. The carrying amount of loans and other receivables is reduced by the impairment loss through an allowance for loan losses account.

For loans in hedging relationships designated as fair value hedges under Japanese GAAP but which no longer meet the conditions for hedge accounting under IAS 39, the carrying amounts are adjusted at the transition date in accordance with IFRS 1 in light of the discontinuance of hedge accounting.

“Loans and other receivables” include financial assets associated with financial guarantee contracts as described in “E. Financial guarantee contracts.”

D.	Borrowings and Bonds payable

Under Japanese GAAP, bond issuance costs are expensed as incurred. Under IFRS, bonds payable are initially measured at fair value less the transaction costs that are directly attributable to bond issuance, such as fees paid to underwriters and discounts at issuance, and subsequently measured at amortized cost using the effective interest method. In addition, borrowings and bonds payable are amortized, after considering adjustments to their carrying amounts related to discontinuing associated fair value hedges.

E.	Financial guarantee contracts

Under Japanese GAAP, the contractual amounts of financial guarantee obligations are recorded as assets in “Customers’ liabilities for acceptances and guarantees” and liabilities in “Acceptances and guarantees” on the statement of financial position in the same amount. Under IFRS, both financial assets and financial liabilities associated with financial guarantee contracts are initially measured at fair value and are subsequently measured at the higher of (a) the amount initially recognized less cumulative amortization recognized and (b) the amount of estimated expenditure required to settle the guarantee obligation at the reporting date.

F.	Equity method investments

JBIC’s investments in associates and joint ventures primarily comprise investments in partnerships. Under Japanese GAAP, JBIC does not use the equity method in its separate financial statements as it does not prepare any consolidated financial statements and, therefore, such investments are recognized at an amount equivalent to JBIC’s share of the net assets of the partnership, which is determined based on the most recent financial statements of the partnership available as of the reporting date as defined in the partnership agreement.

Certain of JBIC’s share of the “Gain on investments in partnerships” under Japanese GAAP are accounted for using the equity method under IFRS. Such gains or losses are presented as “Profits of equity method investments.” Exchange differences on translation of foreign operations resulting from the application of the equity method are recognized in other comprehensive income.

G.	Liability for retirement benefits

Under Japanese GAAP, actuarial gains and losses in respect of defined benefit plans are expensed and included in profit or loss in the period in which they arise. However, under IFRS, remeasurement of defined benefit plans is recognized directly in other comprehensive income as incurred and immediately transferred to retained earnings. Retirement benefit obligations are remeasured in accordance with applicable IFRS, and gains and losses arising from the application of the period allocation method are recognized as adjustments to retained earnings. Liabilities for retirement benefits are included in “Other liabilities” in the statement of financial position.

Adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting (Non-GAAP financial information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles)

JBIC undertakes derivative financial instruments exclusively to hedge interest rate risks and foreign exchange risks. Under Japanese GAAP, hedge accounting is applied in the financial statements and net gains or losses from the valuation of derivative financial instruments are not recognized in net profit. In the financial statements under IFRS disclosed for reference purposes, JBIC does not apply hedge accounting under IAS39. Accordingly, net gains or losses from the valuation of derivative financial instruments and net gains or losses from the amortization of deferred gains or losses on hedges from discontinued hedge accounting at the date of transition are recognized in net profit in accordance with IFRS*.

As these derivative financial instruments are entered into for hedging purposes, they are not cancelled before the maturity dates. Although the net gains or losses arising from the valuation of derivative financial instruments are temporal and not yet realized, such temporary net gains or losses arising from the valuation of such derivative financial instruments have a substantial impact on net profit in accordance with IFRS when there is a significant change in the relevant market factors. In order to enhance the understanding of the results of operations of JBIC, “adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting” is calculated by excluding the temporary net gains or losses from the valuation under IFRS as a non-GAAP financial measure in order to supplement the reconciliation between Japanese GAAP and IFRS.

Adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting is reconciled from net profit in accordance with IFRS by excluding the temporary gains or losses from the valuation of derivative financial instruments as follows:

	(Billions of yen)
	March 31, 2016	March 31, 2015
Net profit in accordance with IFRS (A)	145.5	125.1
Net gains (losses) from the valuation of derivative financial instruments	41.6	(0.8)
Net gains from the amortization of deferred gains or losses on hedges from discontinued hedge accounting at the date of transition	10.8	15.4

Sub-total (B)	52.5	14.7

Adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting (A)-(B)	93.0	110.4

Net profit in accordance with IFRS, adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting and net profit in accordance with Japanese GAAP for the fiscal years ended March 31, 2016 and 2015

(Billions of yen)

*	See “A. Derivative financial instrument assets and liabilities” for the difference between Japanese GAAP and IFRS about the accounting policies for derivative financial instruments.